KAMAN ANNOUNCES NEXT TRANSFORMATIONAL STEPS TO OPTIMIZE COST STRUCTURE AND FOCUS ON HIGHEST GROWTH OPPORTUNITIES

Comprehensive Cost Reduction and Efficiency Initiatives, including JPF Consolidation and K-MAX® Product Discontinuation, Expected to Drive Approximately $25 Million in Annual Savings

BLOOMFIELD, Connecticut – January 18, 2023 - Kaman Corporation (NYSE: KAMN) (the “Company”) today announced the next phase in its portfolio reshaping efforts to optimize its cost structure, focus resources on the most compelling growth opportunities, improve financial performance and position Kaman to deliver sustainable shareholder value.

In total, including the previously announced anticipated savings related to the Joint Programmable Fuze (“JPF”) program consolidation, the Company expects to realize approximately $25 million of annualized run-rate cost savings. In connection with these and other restructuring actions, Kaman expects to incur approximately $10 million to $12 million in total pre-tax restructuring charges associated with headcount reduction and personnel initiatives and at least $54 million of non-cash charges related to the write-down of existing aircraft, contract costs, excess spare parts and equipment inventories. Of these amounts, approximately $61 million is expected to be recorded in the fourth quarter of 2022, with the remainder expected throughout 2023 and 2024.

Ian K. Walsh, Chairman, President, and Chief Executive Officer, commented, “In December, we announced plans to consolidate our Joint Programmable Fuze production and optimize our cost structure to ensure alignment with the highest growth opportunities. Today’s announcements represent a continuation of these efforts and underscores Kaman’s commitment to financial and operational excellence. We continue to successfully execute our comprehensive portfolio optimization initiatives to realize our targeted cost savings and operational efficiencies, which we believe will help right-size our company and enhance Kaman’s earning power. We also believe these actions will help us de-lever and increase financial flexibility to continue investing in Kaman’s highest-margin, highest-quality assets and opportunities, positioning our company to better serve the end markets with the most favorable growth prospects.”

Cost Optimization and Operational Efficiency Initiatives

As previously announced, in December 2022, the Company began a broad review of all businesses and programs to increase efficiencies, improve working capital management and focus on Kaman’s most sustainable and consistent revenue and profit generating activities. As a result of this review, the Company has identified areas to reduce annualized costs by approximately $25 million, both at the corporate level and within its business units. Such areas include streamlining Kaman’s facilities and functions by reducing headcount, eliminating non-value added activities and streamlining processes, consolidating JPF production, discontinuing K-MAX® production and right-sizing Kaman’s total cost structure. These initiatives will allow Kaman to focus on driving meaningful growth in its core businesses and improving earnings over time.

Kaman to Discontinue K-MAX® Helicopter Production; Will Continue to Support Fleet

Over the past 30 years, Kaman has designed and produced 60 K-MAX® helicopters with unmatched precision and efficiency for industries such as firefighting, construction and emergency response. However, the Company determined that given low demand and variation in annual deliveries, coupled with low profitability and large working capital inventory requirements, K-MAX® does not deliver the most compelling growth opportunity for Kaman going forward. As such, Kaman will discontinue K-MAX® and K-MAX TITAN production this year. Kaman will continue to support the existing K-MAX® fleet in operation, including providing operators with repair, spare parts, and fleet services as well as training.

Mr. Walsh continued, “With respect to workforce reductions, we do not take these decisions lightly. We value the tremendous contributions of our colleagues who worked to position Kaman for its next chapter of growth and success and are committed to supporting them through this transition. We remain focused on advancing our strategic priorities to maximize Kaman’s performance for the benefit of our customers and shareholders.”

The Company plans to provide additional detail on the matters discussed in this press release, as well as growth opportunities for 2023, when it reports its fourth quarter and full year 2022 results in February 2023.

About Kaman
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. It also conducts subcontractor helicopter work and supports the Company’s existing fleet of K-MAX® and SH-2G Super Seasprite maritime helicopters. More information is available at www.kaman.com.

Cautionary Statement Regarding Forward Looking Statements
This release includes “forward looking statements” within the meaning of the federal securities laws relating to the restructurings and cost reduction initiatives described above, which can be identified by the use of words such as “will,” “expect,” “believe,” “plans,” “strategy,” “prospects,” “estimate,” “seek,” “target,” “anticipate,” “intend,” “future,” “likely,” “may,” “should,” “would,” “could,” “project,” “opportunity,” “will be,” “will continue,” “will likely result,” and other words of similar meaning. These forward-looking statements include statements relating to the estimated charges and future savings likely to result from the restructurings and cost reduction initiatives, the expected timing of the implementation and completion of the restructurings and the costs and charges likely to result therefrom. These statements are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Such risks and uncertainties include, among others, (i) the effect the restructurings may have on the business relationships and operating results of the Company; (ii) the extent to which the restructurings may disrupt the current plans and operations of the Company; (iii) the inability of the Company to successfully consolidate JPF production in its Middletown, Connecticut, facility and realize the anticipated benefits of that aspect of the restructurings; (iv) the inability of the Company to profitably attract new customers and retain existing customers; (v) the ability to implement the restructurings as planned and achieve the anticipated benefits and savings resulting therefrom; and (vi) future and estimated revenues, earnings, cash flow, charges and expenditures. The foregoing list of factors is not exhaustive. Additional risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements are identified in our reports filed with the Securities and Exchange Commission, including our Annual Reports on Form10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements included in this release are made only as of the date of this release. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Kaman Corporation Contact
Kristen Samson
Vice President and Chief Marketing Officer
860-243-6330
Kristen.Samson@kaman.com